Filed Pursuant to Rule 424(b)(5)

Registration No. 333-232406

Registration No. 333-252929

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 6, 2019)

Limbach Holdings, Inc.

1,783,500 Shares of Common Stock

This is a public offering of shares of common stock of Limbach Holdings, Inc.

We are offering 1,783,500 shares of our common stock, par value $0.0001 per share, directly to investors in this offering pursuant to this prospectus supplement and the accompanying prospectus. We will use the net proceeds from the offering to provide additional funds for general corporate purposes, which may include, without limitation, working capital and growth capital.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”), under the symbol “LMB”. The last reported sale price of our common stock on Nasdaq on February 9, 2021 was $14.75 per share.

Investing in our Common Stock involves Risks. We strongly recommend that you read carefully the risks we describe in this prospectus supplement and the accompanying prospectus, as well as the risk factors that are incorporated by reference herein or therein from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page S-6 of this prospectus supplement and page 1 of the accompanying prospectus.

	Per Share	Total
Offering price	$12.00	$21,402,000
Underwriting discounts and commissions(1)	$0.72	$1,284,120
Proceeds, before expenses, to us	$11.28	$20,117,880

(1)	We have agreed to reimburse the underwriter for certain expenses of the offering. We refer you to the section titled “Underwriting” beginning on page S-24 for additional information regarding underwriting compensation.

We have granted the underwriters an option exercisable for a period of 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 267,525 additional shares from us at the public offering price less underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1.5 million and the total proceeds to us, before expenses, will be $23.1 million.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate and complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about February 12, 2021.

Sole Book-Runner

Lake Street

The date of this prospectus supplement is February 10, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of a registration statement on Form S-3 (file number 333-232406) that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process and was declared effective by the SEC on August 6, 2019. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $75,000,000 from time to time in one or more offerings as described in the accompanying prospectus. Following the offering contemplated by this prospectus supplement and as of the date of this prospectus supplement, no additional amounts will remain available for sale under the shelf registration statement, assuming the issuance of all of the securities offered by this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or the documents incorporated by reference prior to the date hereof, on the other hand, you should rely on the information in this prospectus supplement. In addition, information that we file with the SEC after the date of this prospectus supplement and that is incorporated by reference in this prospectus supplement and the accompanying prospectus may add, update or change information contained in this prospectus supplement, the accompanying prospectus or previously incorporated documents. Any information in such subsequent filings that is inconsistent with this prospectus supplement, the accompanying prospectus or a previously incorporated document will supersede the earlier information.

This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement together with the accompanying prospectus, all free writing prospectuses, if any, that we have authorized for use in connection with this offering and all documents incorporated by reference. References to documents or information incorporated by reference in this prospectus supplement or the accompanying prospectus include documents or information deemed to be incorporated by reference herein or therein. The documents incorporated by reference in this prospectus supplement are identified under the caption “Incorporation of Certain Information by Reference” in this prospectus supplement.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein, are to amounts presented in United States dollars. Financial information presented in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein that is derived from our financial statements is prepared in accordance with accounting principles generally accepted in the United States.

S-ii

Neither we nor the underwriter have authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriter will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus incorporate by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we and the underwriter believe these sources are reliable, neither we nor the underwriter guarantee the accuracy or completeness of this information and neither we nor the underwriter have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Accordingly, investors should not place undue reliance on this information.

Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “the Company” or “Successor” are to Limbach Holdings, Inc., a Delaware corporation, together with our consolidated subsidiaries, following the business combination we consummated on July 20, 2016, whereby we acquired all of the outstanding equity of Limbach Holdings LLC, which we refer to in this prospectus as the “Business Combination.” Any such references relating to periods prior to the Business Combination, including to “Limbach Holdings LLC” or “Limbach” refer to Limbach Holdings LLC, our accounting predecessor in the Business Combination. References to “1347 Capital” are to our company prior to completion of the Business Combination when we were a blank check company with nominal operations. In the Business Combination, we were deemed the accounting acquirer and successor of Limbach Holdings LLC. Upon the closing of the Business Combination, we changed our name to Limbach Holdings, Inc. When we refer to “you,” we mean the reader of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into it contain forward-looking statements regarding our Company and represents our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus supplement, the accompanying prospectus or incorporated herein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future.

In addition to the material risks discussed under the heading “Risk Factors” or incorporated by reference therein that may cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements, the following are some, but not all, of the factors that might cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements, or contribute to such differences:

•	our ability to realize projected revenue in our contract backlog;

•	cost overruns on fixed-price or similar contracts or failure to receive timely or proper payments on cost-reimbursable contracts, whether as a result of improper estimates, performance, disputes, or otherwise;

•	our ability to realize cost savings from our expected performance of contracts, whether as a result of improper estimates, performance, or otherwise;

•	increased competition;

•	our ability to retain key personnel, efficiently utilize our workforce and comply with labor regulations;

•	risks associated with labor productivity;

•	uncertain timing and funding of new contract awards, as well as project cancellations;

•	risks associated with design/build contracts;

•	risks associated with dependence on a limited number of customers;

•	changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;

•	adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, and the potential effect of such claims or litigation on our business, financial position, results of operations and cash flow;

•	risks associated with percentage of completion accounting;

•	our ability to provide surety bonds;

•	risks associated with placing significant decision making power with our subsidiaries’ management and failure to coordinate procedures and practices across our branch locations;

•	failure to keep pace with technological changes or innovation;

•	risks associated with information technology system failures, network disruptions and/or cyber security breaches;

•	lack of necessary liquidity to provide bid, performance, advance payment and retention bonds, guarantees, or letters of credit securing our obligations under our bids and contracts or to finance expenditures prior to the receipt of payment for the performance of contracts;

•	failure to implement effective disclosure controls and procedures and internal controls over financial reporting;

•	our ability to comply or remain in compliance with applicable federal, state and local laws, regulations or requirements;

S-iv

•	operating risks, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;

•	adverse impacts from weather affecting our performance and timeliness of completion or deliberate and malicious acts, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;

•	lower than expected growth in our primary end markets, risks inherent in acquisitions and our ability to complete or obtain financing for acquisitions;

•	our ability to integrate and successfully operate and manage acquired businesses and the risks associated with those businesses;

•	proposed and actual revisions to U.S. tax laws, which would seek to increase income taxes payable or a downturn, disruption, or stagnation in the economy in general;

•	fluctuating revenue resulting from a number of factors, including a decline in energy prices and the cyclical nature of the individual markets in which our customers operate;

•	our ability to remain in compliance with covenants under our debt and credit agreements or service our indebtedness, including our ability to refinance our current debt obligations and incur additional indebtedness;

•	our ability to settle or negotiate unapproved change orders and claims;

•	the non-competitiveness or unavailability of, or lack of demand or loss of legal protection for, our intellectual property assets or rights; and

•	failure to remain competitive, current, in demand and profitable.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. We operate in a very competitive and rapidly changing environment. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make, and accordingly you should not place undue reliance on our forward-looking statements. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” section, and under similar headings in the accompanying prospectus and the documents incorporated by reference herein, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement on page S-6, in the accompanying prospectus on page 1 and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, including our most recent Annual Report on Form 10-K, before making an investment decision. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Our Company

We are a specialty contractor providing heating, ventilation, air-conditioning (“HVAC”), plumbing, electrical and building controls design, engineering, installation and maintenance services in commercial, institutional and light industrial markets. We operate in new construction, renovation and retrofit environments. Across the United States, we provide comprehensive facility services consisting of mechanical construction, HVAC service and maintenance, energy audits and retrofits, engineering and design build services, constructability evaluation, equipment and materials selection, prefabrication of mechanical systems and components, and the complete range of sustainable building solutions and practices. Our primary customers include: (i) general contractors (“GCs”) and construction managers (“CMs”) who serve as the prime contractors in designing and constructing commercial buildings for public, institutional and private owners; and (ii) building owners themselves, for “owner-direct” work in which we contract directly with the building owners for both construction and maintenance services.

We operate in two segments, (i) Construction, in which we provide some or all of our services pursuant to a contract with a GC or CM, and (ii) Service, in which we provide construction and maintenance services, including small and mid-size construction projects and various building services, direct to building owners.

Our core market sectors consist of the following:

•	Healthcare, including research, acute care and inpatient hospitals for regional and national hospital groups, and pharmaceutical and biotech laboratories and manufacturing facilities;

•	Education, including both public and private colleges, universities, research centers and K-12 facilities;

•	Sports and entertainment, including sports arenas, entertainment facilities (including casinos) and amusement rides;

•	Infrastructure, including passenger terminals and maintenance facilities for rail and airports;

•	Government, including various facilities for federal, state and local agencies;

•	Hospitality, including hotels and resorts;

•	Commercial, including office building and other commercial structures;

•	Mission critical facilities, including data centers; and

•	Industrial manufacturing facilities.

We are particularly focused on expanding our top four sectors noted above (healthcare, education, mission critical facilities, and industrial manufacturing facilities), leveraging our core areas of expertise and targeting projects with optimal risk/reward characteristics. Our principal focus in coming years will be to accelerate the growth of our Service segment, which includes maintenance services, small projects, building controls installation and service, building environment management and performance services, and other project opportunities performed direct for building owners. In our Construction segment, our efforts are focused on improving project execution and profitability by pursuing opportunities that are smaller in size, shorter in duration, and where we can leverage our captive design and engineering services.

Our subsidiaries include Limbach Company LLC, which operates in New England, Eastern Pennsylvania, Western Pennsylvania, New Jersey, Ohio, Michigan and the Mid-Atlantic region which are the geographies in which we have entered into collective bargaining arrangements with various craft labor unions; Limbach Company LP, which operates in the Southern California region as a union operation; and Harper Limbach LLC, a Florida-based subsidiary where we operate on a merit shop basis. Each of our operations provides design, construction and maintenance services in some or all of the HVAC, plumbing and electrical fields.

Our core growth strategies include offering design, construction and maintenance services for the full complement of HVAC, plumbing and electrical services in all of our branch operations. We currently offer certain of these services in each of our regions, with electrical self-perform design, installation and maintenance services being offered primarily in our Mid-Atlantic region. In addition, we also offer electrical services through installation subcontracting in our Ohio, Eastern Pennsylvania, Orlando, South East Florida and Tampa Bay regions. Over the coming years, we plan to further equip each of our regions to provide a combined offering of HVAC, plumbing and electrical services. This combined offering is appealing to building owners who own and operate facilities with complex building systems. We also offer services to building owners known as MEP Prime, a service where we act as the general contractor on assignments that predominantly include a heavy concentration of mechanical HVAC, electrical, plumbing and building controls systems, along with other trades such as concrete and drywall, to complete a full package.

We are also expanding our building controls offering to include other digital solutions to monitor the building systems and energy consumption. These services will allow us to develop related energy retrofit projects for building owners.

Complex systems lend themselves to delivery methodologies that fit our value proposition and integrated business model, including design/assist and design/build. We believe that few specialty contractors in the United States offer fully integrated HVAC, plumbing and electrical services. We believe our integrated approach provides a significant competitive advantage, especially when combined with our proprietary design and production software systems. Our integrated approach allows for increased prefabrication of HVAC components, improved cycle times for project delivery and reduced risks associated with onsite construction.

Corporate Information

We are a Delaware corporation, formerly known as 1347 Capital Corp. Our principal executive offices are located at 1251 Waterfront Place, Suite 201, Pittsburgh, Pennsylvania 15222, and our telephone number at this address is (412) 359-2100. Our website is www.limbachinc.com. Information on, or accessible through, this website is not a part of, and is not incorporated into, this prospectus.

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $250 million. As a result, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies until we no longer qualify for such exemptions. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Recent Developments

COVID -19

In March 2020, the World Health Organization declared the outbreak of COVID-19 a global pandemic. The COVID-19 pandemic has caused significant disruption and volatility on a global scale resulting in, among other things, an economic slowdown and the possibility of a continued economic recession. In response to the COVID-19 outbreak, national and local governments around the world instituted certain measures, including travel bans, prohibitions on group events and gatherings, shutdowns of certain non-essential businesses, curfews, shelter-in-place orders and recommendations to practice social distancing. The various governmental actions have been and remain applicable to our operations in different ways, often varying by state. In some instances, these orders have continued to affect certain projects in our Construction and Service segments through the end of fiscal year 2020. In limited instances, projects chose to shutdown work irrespective of the existence or applicability of government action. In most markets, construction is considered an essential business and we continued to staff our projects and perform work during fiscal year 2020 and we have seen most of the projects that were in progress at the time the shutdowns commenced have since restarted. As our operations have been deemed essential, we have taken several measures to combat the COVID-19 downturn. The duration or recurrence of these measures and the impact of COVID-19 is unknown and may be extended, and additional measures may be necessary. The New England region was the only branch where all construction activity was prohibited for a period of time. In addition to project suspensions in the New England region, each of our other branches experienced select project suspensions and were adversely impacted by COVID-19 related regulation. In May, much of the COVID-19 regulations that caused shutdowns of projects in the New England region were lifted and all of the projects that were suspended in that region resumed operations. The other projects that were impacted by similar suspensions in each of our other branches also resumed. In the Service segment, certain branches are currently experiencing a slowdown in some types of work due to COVID-19 restrictions but began to see improvement during the summer months. Our branches are expecting building owners to maintain or retrofit current facilities in lieu of funding larger capital projects.

During fiscal year 2020, we took several actions to combat the COVID-19 outbreak-induced downturn in our business including, but not limited to, the following:

•	Identification of projects that have been shut down and methods for seeking to preserve any contractual entitlement that may exist to recover monetary and time impacts;

•	Establishment of a task force to identify possible types and areas of impact from COVID-19 for both shutdown and continuing operations;

•	Examination of our productivity and potential impact on gross profit as a result of COVID-19;

•	Implementation of our pandemic response plan;

•	Implementation of our furlough and work schedule reduction plans, as well as permanent reductions in force;

•	Suspension of substantially all discretionary, non-essential expenditures, including but not limited to, auto allowances, deferral of rent ranging between 1 and 3 months, 10% salary reduction for a select group of corporate and regional management and cost reduction opportunities identified by our external consultant; and

•	Continuation of our hiring freeze.

During the month of July 2020, with the return of project and service work, we removed the 10% salary reduction for the select group of corporate and regional management, returned auto allowances, reinstated positions, removed schedule reduction plans and discontinued our hiring freeze.

In addition to the above actions taken in response to the initial impacts of COVID-19, we continue to take steps to minimize the adverse impacts of the COVID-19 pandemic on our business and to protect the safety of our employees and continue to emphasize wearing of masks, more frequent washing of hands and tools, social distancing, and work protocols. Our COVID-19 policy is written based on the best practices provided by the Centers for Disease Control and Prevention (“CDC”) and Occupational Safety and Health Administration for essential workers. Our updated Work From Home Policy, along with our business continuity planning and information technology enhancements have enabled an orderly transition to remote work and facilitated social distancing for salaried employees.

Testing and inpatient treatment for COVID-19 are covered under our medical plan and fees have been waived since the onset of the pandemic. Counseling is available through our employee assistance plan to assist employees with financial, mental and emotional stress related to the virus and other issues.

The ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows is highly uncertain, cannot be accurately predicted and is dependent on future developments, including the duration of the pandemic and the related length of its impact on the global economy, such as a lengthy or severe recession or any other negative trend in the U.S. or global economy, and any new information that may emerge concerning the COVID-19 outbreak and the actions to contain it or treat its impact. The continued impact on our business as a result of the COVID-19 pandemic could result in a material adverse effect on our business, results of operations, financial condition, liquidity and prospects in the near-term and beyond.

Preliminary Estimated Unaudited Full Year 2020 Results

Our financial statements for the fiscal year ended December 31, 2020, will not be available until after this offering is completed and consequently will not be available to you prior to investing in this offering. This is not a comprehensive statement of our financial results and is subject to change. We have provided ranges, rather than specific amounts, for the preliminary estimates of the unaudited financial data described below primarily because our financial closing procedures for the fiscal year ended December 31, 2020 are not yet complete and, as a result, our final results upon completion of our closing procedures may vary from the preliminary estimates. These estimates should not be viewed as a substitute for our full year financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Based upon preliminary estimates and information available to us as of the date of this prospectus supplement, we estimate that we will have a range of between approximately $560 million and $570 million in revenue and $23 million and $26 million in Adjusted EBITDA for the fiscal year ended December 31, 2020.

To supplement our consolidated financial statements presented on a GAAP basis, we use Adjusted EBITDA, a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization expense, interest expense, and taxes, as further adjusted to eliminate the impact of, when applicable, other non-cash items or expenses that are unusual or non-recurring that we believe do not reflect our core operating results. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes. We have not provided guidance for a comparable GAAP measure or a quantitative reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure because we are unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measure without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items we may record that could materially impact net income, such as income taxes. These items are uncertain, depend on various factors, and could have a material impact on the GAAP reported results for the period. Accordingly, undue reliance should not be placed on this preliminary estimate. The preliminary estimate is not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Cautionary Statement Forward-Looking Statements,” and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as well as our financial statements, related notes and other financial information incorporated by reference in this prospectus supplement.

Credit Facility

As we have previously indicated, we continually seek to find the most efficient sources of capital for our business. As part of those efforts, and as previously disclosed by us, we intend to pursue a potential refinancing or refinancings of our current credit facilities at a time or times when we believe the terms, conditions and pricing of any such refinancing or refinancings are advantageous to us; however, no assurance can be given that our credit facilities will be refinanced or that, if refinanced, they will be on better terms then our existing credit facilities.

THE OFFERING

Issuer	Limbach Holdings Inc.
Shares of common stock offered	1,783,500 shares (or 2,051,025 shares if the underwriters exercise their option to purchase additional shares in full).
Offering Price	$12.00 per share.
Common stock outstanding immediately after this offering	9,947,819 shares (or 10,215,344 shares if the underwriters exercise their option to purchase additional shares in full).
Underwriters’ option	We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an additional 267,525 shares at the public offering price set forth above, less the underwriters discount, on the same terms and conditions as set forth herein.
Use of proceeds

We estimate, based on an offering price of $12.00 per share, that the net proceeds to us from this offering will be approximately $20.1 million, or approximately $23.1 million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions but before offering expenses.

We intend to use all the net proceeds we receive to provide additional funds for general corporate purposes, which may include, without limitation, working capital and growth capital. See “Use of Proceeds.”

Voting Rights	Each share of our common stock entitles its holder to one vote on all matters to be voted on by stockholders.
Dividend policy	We do not expect to pay any dividends on our common stock in the foreseeable future. See “Dividend Policy.”
Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 1 of the accompanying prospectus for a discussion of risks you should carefully consider before deciding to invest in our common stock.
Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “LMB”.

Unless we indicate otherwise or the context otherwise requires, information in this prospectus supplement includes 8,164,319 shares of common stock outstanding as of February 5, 2021 and, as of such date:

•	excludes 4,426,772 shares of common stock issuable upon exercise of warrants outstanding as of February 5, 2021, having a weighted average exercise price of approximately $12.12 per share;

•	excludes up to 263,314 shares of common stock issuable upon exercise of warrants outstanding as of February 5, 2021 having an exercise price of $7.63, none of which are exercisable as of the date of this prospectus;

•	excludes 671,682 additional shares of common stock reserved for issuance pursuant to outstanding equity awards as of February 5, 2021 issued under our Amended and Restated Omnibus Incentive Plan;

•	excludes 434,334 shares of common stock reserved for future awards pursuant to our Amended and Restated Omnibus Incentive Plan as of February 5, 2021; and

•	excludes 460,247 shares of common stock reserved for future awards pursuant to our 2019 Employee Stock Purchase Plan as of February 5, 2021.

Unless otherwise indicated, this prospectus supplement assumes no exercise of outstanding stock options or warrants, no settlement of outstanding restricted stock units, and assumes no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS

Before you make a decision to invest in our common stock, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q, and other reports filed with the SEC, which are incorporated by reference in their entirety. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

This prospectus supplement, the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus supplement are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements.

Risks Related to this Offering

If you purchase shares of our common stock in this offering, you will suffer immediate and substantial dilution as a result of this offering.

Investors of shares of our common stock offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution of their investment. Based on the public offering price of $12.00 per share and our net tangible book value as of September 30, 2020 of approximately $30.6 million, or $3.88 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $6.79 per share, or $6.63 per share if the underwriters exercise their option to purchase additional shares of common stock in full, with respect to the net tangible book value of the common stock. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution that investors will incur in this offering.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose, which includes the purposes described in the section titled “Use of Proceeds.” Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

We may conduct future offerings of our common stock and preferred stock that may diminish our investors’ pro rata ownership and depress our stock price.

Our Certificate of Incorporation authorize us to issue shares of our preferred stock, common stock or securities convertible into common stock for the consideration and on the terms and conditions established by our Board of Directors in its sole discretion, including at prices differing from the price of the common stock previously issued. We could issue a significant number of shares of common stock in the future in connection with investments or acquisitions. Any of these issuances could dilute our existing stockholders, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for the shares of our common stock.

The future issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of shares of our common stock, either by diluting the voting power of our common stock if the preferred stock votes together with the common stock as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote, even if the action were approved by the holders of our shares of our common stock.

The future issuance of shares of additional preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in common stock may not wish to purchase common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase common stock at the lower conversion price, causing economic dilution to the holders of common stock.

We have not declared any dividends on our common stock to date and have no expectation of doing so in the foreseeable future.

The payment of cash dividends on our common stock rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, unencumbered cash, capital requirements and our financial condition, as well as other relevant factors. To date, we have not paid dividends on our common stock nor do we anticipate that we will pay dividends in the foreseeable future. As of December 31, 2020, we do not have any preferred stock outstanding that has any preferential dividends.

Provisions in our organizational documents and Delaware or certain other state laws could delay or prevent a change in control of our company, which could adversely affect the price of our common stock.

The provisions of our Certificate of Incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Our Certificate of Incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Board of Directors vacancies. Our Certificate of Incorporation authorizes our Board of Directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board of Directors is permitted to be set only by a resolution adopted by a majority vote of our Board of Directors, provided that in the event the outstanding shares of our stock are owned by fewer than three stockholders, the number of directors may be a number not less than the number of stockholders. These provisions prevent a stockholder from increasing the size of our Board of Directors and then gaining control of our Board of Directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board of Directors but promotes continuity of management.
•	Classified board. Our Certificate of Incorporation provides that our Board of Directors is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•	Stockholder action; special meetings of stockholders. Our Certificate of Incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws provide that special meetings of our stockholders may be called only by the chairperson of our Board of Directors, our Chief Executive Officer or our Board of Directors pursuant to a resolution of a majority of our Board of Directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
•	Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•	Directors removed only for cause. Our Certificate of Incorporation provides that stockholders may remove directors only for cause, which may delay the ability of our stockholders to remove directors from our Board of Directors.
•	Issuance of undesignated preferred stock. Following the repurchase of all of our previously issued shares of Class A Preferred Stock, our Board of Directors has the authority, without further action by the stockholders, to issue up to 600,000 additional shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.
•	Amendment of charter provisions. Any amendment of the above provisions in our Certificate of Incorporation requires approval by holders of at least 66.667% of our outstanding common stock.
•	No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
•	Choice of forum. Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Certificate of Incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. This provision is not intended to apply to claims arising under the Securities Act and the Exchange Act. To the extent the provision could be construed to apply to such claims, there is uncertainty as to whether a court would enforce the provision in such respect, and our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

USE OF PROCEEDS

We estimate, based on an offering price of $12.00 per share, that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $19.8 million, or approximately $22.8 million if the underwriters exercise their option to purchase additional shares in full.

We intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, working capital and growth capital.

We have broad discretion in determining how the remaining proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our Board of Directors believes the flexibility in application of the net proceeds is prudent. See “Risk Factors—Risks Relating to this Offering— Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.”

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2020, was approximately $30.6 million, or $3.88 per share of our common stock, based upon the number of shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities (including $2.9 million of unamortized discount and debt issuance costs), by the number of shares of our common stock outstanding as of September 30, 2020. Total tangible assets exclude our intangible assets, our deferred tax assets and goodwill as of September 30, 2020. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of shares of our common stock in this offering, at the public offering price of $12.00 per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020, would have been approximately $50.4 million, or $5.21 per share. This represents an immediate increase in net tangible book value of $1.33 per share to existing stockholders and immediate dilution in net tangible book value of $6.79 per share to new investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$12.00
Net tangible book value per share as of September 30, 2020(1)	$3.88
Increase in net tangible book value per share attributable to new investors	$1.33
As adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering		$5.21
Dilution in net tangible book value per share to investors in this offering		$6.79

(1)	Net tangible book value at September 30, 2020, excludes intangible assets of $11.8 million, goodwill of $6.1 million and deferred tax assets of $4.6 million.

If the underwriters exercise in full their over-allotment option at the public offering price of $12.00 per share, the as adjusted net tangible book value after this offering would be $5.37 per share of our common stock, representing an increase of as adjusted net tangible book value of $1.49 per share to our existing stockholders and an immediate dilution of $6.63 per share to new investors purchasing shares in this offering.

The foregoing table and discussion is based on 7,894,202 shares outstanding as of September 30, 2020, and excludes:

•	4,576,799 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 2020, having a weighted average exercise price of approximately $12.10 per share;

•	up to 263,314 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 2020 having an exercise price of $7.63, none of which are exercisable as of the date of this prospectus supplement;

•	518,071 additional shares of common stock reserved for issuance pursuant to outstanding equity awards as of September 30, 2020 issued under our Amended and Restated Omnibus Incentive Plan;

•	734,477 shares of common stock reserved for future awards pursuant to our Amended and Restated Omnibus Incentive Plan as of September 30, 2020; and

•	469,175 shares of common stock reserved for future awards pursuant to our 2019 Employee Stock Purchase Plan as of September 30, 2020.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2020:

•	on an actual basis; and

•	on an as adjusted basis assuming the issuance and sale of shares of common stock at a public offering price of $12.00 per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2020
	Actual	As Adjusted
	(unaudited)
(in thousands, except for share data)
Cash and Cash Equivalents	$39,600	$59,350

Current portion of long-term debt	$6,612	6,612
Long-term debt	37,462	37,462
Total liabilities	247,659	247,659
Common stock, $0.0001 par value per share; 100 million shares authorized and 7,894,202 shares issued and outstanding, actual; 9,677,702 shares issued and outstanding, as adjusted	1	1
Additional paid-in capital	57,394	77,144
Accumulated deficit	(4,268)	(4,268)
Total stockholders’ equity	53,127	72,878
Total capitalization	97,201	116,952

The table above is based on 7,894,202 shares outstanding as of September 30, 2020 and assumes no exercise by the underwriters of their option to purchase additional shares of common stock and excludes:

•	4,576,799 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 2020, having a weighted average exercise price of approximately $12.10 per share;

•	up to 263,314 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 2020 having an exercise price of $7.63, none of which are exercisable as of the date of this prospectus supplement;

•	518,071 additional shares of common stock reserved for issuance pursuant to outstanding equity awards as of September 30, 2020 issued under our Amended and Restated Omnibus Incentive Plan;

•	734,477 shares of common stock reserved for future awards pursuant to our Amended and Restated Omnibus Incentive Plan as of September 30, 2020; and

•	469,175 shares of common stock reserved for future awards pursuant to our 2019 Employee Stock Purchase Plan as of September 30, 2020.

DIVIDEND POLICY

We currently anticipate that we will retain all available funds for use in the operation and expansion of our business and to repay indebtedness, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Our ability to pay dividends may also be restricted by the terms of any credit agreement currently in effect or entered into by us in the future, or any future debt or preferred equity securities of us or our subsidiaries.

Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. See “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—We have not declared any dividends on our common stock to date and have no expectation of doing so in the foreseeable future.”

DESCRIPTION OF OUR SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) in its entirety for a more thorough description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 101,000,000 shares, consisting of 100,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value. As of February 5, 2021, there were 8,164,319 shares of common stock outstanding, held of record by 49 holders and 4,426,772 shares of common stock issuable upon exercise of outstanding warrants. The number of record holders does not include the Depository Trust Company, or DTC, participants or beneficial owners holding shares through nominee names. In addition, as of February 5, 2021, there were 400,000 shares of Preferred Stock designated as Class A Preferred Stock, all of which were repurchased and none of which are issued or outstanding, as described below.

Common Stock

Our Certificate of Incorporation provides that the common stock will have identical rights, powers, preferences and privileges.

Holders of our common stock are entitled to one vote for each share held on all matters to be voted on by our stockholders.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Our Board of Directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock.

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after any rights of the holders of the preferred stock have been satisfied.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock.

In connection with the Business Combination, we issued and sold to 1347 Investors LLC (the “Sponsor”), our sponsor prior to the completion of the Business Combination, 400,000 shares of Preferred Stock, each of which is designated Class A Preferred Stock pursuant to a Certificate of Designation filed by us under the Certificate of Incorporation. Each such share of Class A Preferred Stock could be converted (at the holder’s election) into 2.0 shares of our common stock (as may be adjusted for any stock splits, reverse stock splits or similar transactions), representing a conversion price of $12.50 per share of our common stock; provided, that such conversion is in compliance with stock exchange listing requirements. On July 14, 2017, we repurchased an aggregate of 120,000 shares of the Class A Preferred Stock from the Sponsor for an aggregate sum of approximately $4.1 million in cash. For a period of six months after such repurchase, we had the right to repurchase from the Sponsor, in one or more transactions, all or a portion of the remaining 280,000 shares of Class A Preferred Stock owned by the Sponsor for a purchase price equal to 130% of the liquidation value per share plus 130% of any and all accrued but unpaid dividends thereon as of the date of closing of the purchase of such shares. On January 12, 2018, we exercised our repurchase right with respect to the remaining 280,000 shares of Class A Preferred Stock for an aggregate purchase price of $10.0 million, including a $2.2 million premium and accrued but unpaid dividends of $0.9 million. Accordingly, there are no outstanding shares of Class A Preferred Stock.

With respect to additional authorized shares of preferred stock under our Certificate of Incorporation, our Board of Directors may, from time to time, authorize the issuance of one or more additional classes or series of preferred stock by adopting resolutions that establish the number of shares being authorized and describing the designations, powers, preferences and rights, qualifications, limitations or restrictions on shares of that preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences. Although we do not currently intend to issue any other shares of preferred stock, we reserve the right to do so in the future.

The terms of our outstanding senior indebtedness may restrict preferred stock that by its terms (or by the terms of any other security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the senior indebtedness), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for other indebtedness or any other security that would be subject to clauses (a) through (c). We will seek the consent of the holders of any such senior indebtedness prior to issuing any preferred stock under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by holders of the preferred stock.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Warrants

As of February 5, 2021, we have outstanding warrants exercisable for 4,426,772 shares of common stock, consisting of: (i) 4,302,738 warrants that were issued as part of units in our initial public offering pursuant to a prospectus dated July 15, 2014 (the “Public Warrants”), each exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share); (ii) 198,000 warrants that were initially issued as part of units to the Sponsor, in a private placement concurrently with the closing of our initial public offering and the exercise of the underwriters’ option to purchase additional securities in connection with our initial public offering (the “Private Warrants”), each exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share); (iii) 600,000 warrants that were initially issued to the Sponsor in a private placement concurrently with the closing of our initial public offering (the “$15 Exercise Price Warrants”), each exercisable for one share of common stock at an exercise price of $15.00 per share; (iv) 631,119 warrants that were initially issued in connection with the closing of the Business Combination (the “Merger Warrants”), each exercisable for one share of common stock at an exercise price of $12.50 per share; and (v) 945,284 additional warrants that were initially issued in connection with the closing of the Business Combination (the “Additional Merger Warrants”), each exercisable for one share of common stock at an exercise price of $11.50 per share. We refer to the Public Warrants, the Private Warrants and the $15 Exercise Price Warrants, collectively as the “Initial Warrants;” the Merger Warrants and the Additional Merger Warrants collectively as the “Business Combination Warrants;” and the Initial Warrants and the Business Combination Warrants, collectively as the “Warrants”.

The Public Warrants, Private Warrants and $15 Exercise Price Warrants were issued under a warrant agreement dated July 15, 2014, between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, for a complete description of the terms and conditions applicable to such warrants. The Merger Warrants and Additional Merger Warrants were issued to the sellers in the Business Combination pursuant to individual agreements the forms of which are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You should review the full text of the Merger Warrants and Additional Merger Warrants for a complete description of the terms and conditions thereof.

Public Warrants

Each Public Warrant entitles the holder thereof to purchase from us one-half of one share of common stock, at a price of $5.75 per half-share ($11.50 per whole share), subject to adjustment as discussed below, at any time commencing on August 19, 2016. Pursuant to the warrant agreement, a holder of Public Warrants may exercise its Public Warrants only for a whole number of shares of common stock. The Public Warrants will expire on July 20, 2021, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation.

Once the Public Warrants become exercisable, we may call such warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each registered holder of Public Warrants; and

•	if, and only if, the last reported sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrantholders. We will not redeem the warrants unless either (i) an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period or (ii) we elect to permit “cashless exercise” of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each holder of Public Warrants will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $24.00 redemption trigger price as well as the $11.50 per whole share warrant exercise price after the redemption notice is issued.

We will not redeem the Public Warrants unless an effective registration statement under the Securities Act of 1933, as amended (covering the shares of common stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by us, we may exercise this redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our Public Warrants. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the registered holders of the Public Warrants.

We have agreed to file with the SEC as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, a registration statement for the registration under the Securities Act of the shares of common stock issuable upon exercise of the Public Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement under the Securities Act, and a current prospectus relating thereto, until the expiration of such warrants in accordance with the provisions of the warrant agreement, except in the circumstances discussed below. In addition, we have agreed to use our best efforts to register the shares of common stock that are issuable upon exercise of the Public Warrants under state blue sky laws, to the extent an exemption is not available. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of these warrants has not been declared effective by the 60th business day following the closing of the Business Combination and during any period when we have failed to maintain an effective registration statement, holders of such warrants may, until such time as there is an effective registration statement, exercise such warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

We are not obligated to deliver any shares of common stock pursuant to the exercise of the Public Warrants and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the Public Warrants is effective and a prospectus relating thereto is current, subject to us satisfying our obligations described above with respect to registration. No Public Warrant is exercisable and we are not obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

A holder of the Public Warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of our common stock outstanding immediately after giving effect to such exercise.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number the number of shares of common stock to be issued to the warrantholder.

Private Warrants and $15 Exercise Price Warrants

The Private Warrants and $15 Exercise Price Warrants have the same general terms as the Public Warrants except that (i) each $15 Exercise Price Warrant is exercisable to purchase one whole share of common stock; (ii) the exercise price of the $15 Exercise Price Warrants is $15.00 per share; (iii) so long as the Private Warrants and $15 Exercise Price Warrants are held by the initial purchasers thereof or their permitted transferees, such warrants will not be redeemable by us and; (iv) so long as the Private Warrants are held by the initial purchasers thereof or their permitted transferees, such warrants may be exercised on a cashless basis and (v) the $15 Exercise Price Warrants expire on July 20, 2023, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Merger Warrants

In connection with the Business Combination, we issued to the holders of membership interests and holders of options to acquire membership interests of Limbach Holdings LLC 666,670 Merger Warrants. Each Merger Warrant entitles the registered holder to purchase one share of our common stock at a price of $12.50 per share, subject to adjustment as set forth in the form of Merger Warrant, at any time commencing 30 days after the completion of the Business Combination. The Merger Warrants will expire July 20, 2023, at 5:00 p.m., New York time, or earlier upon our liquidation.

The Merger Warrants are not redeemable by us.

The Merger Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at our principal offices, with the subscription form attached to the form of Merger Warrant completed and executed as indicated, accompanied by full payment of the exercise price, in cash, good certified check or good bank draft payable to us, for the number of Merger Warrants being exercised. The Merger Warrants may also be exercised on a “cashless basis”, subject to adjustment as described in the form of Merger Warrant, at any time after the earlier of (i) the one year anniversary of the date of the closing of the Business Combination and (ii) the completion of the then-applicable period required by Rule 144, if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of our common stock underlying the Merger Warrants.

The Merger Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Merger Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Merger Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

A holder of the Merger Warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Merger Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to our actual knowledge, would beneficially own in excess of 9.8% of the shares of our common stock outstanding immediately after giving effect to such exercise.

Additional Merger Warrants

In connection with the Business Combination, we issued to the former equity holders of Limbach Holdings LLC 1,000,006 Additional Merger Warrants. Each Additional Merger Warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as set forth in the form of Additional Merger Warrant, at any time commencing 30 days after the completion of the Business Combination. The Additional Merger Warrants have the same material terms as the Public Warrants and will expire on July 20, 2021, at 5:00 p.m., New York time, or earlier upon their redemption or our liquidation.

The Additional Merger Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at our principal offices, with the subscription form attached to the form of Additional Merger Warrant completed and executed as indicated, accompanied by full payment of the exercise price, in cash, good certified check or good bank draft payable to us, for the number of Additional Merger Warrants being exercised. The Additional Merger Warrants may also be exercised on a “cashless basis”, subject to adjustment as described in the form of Additional Merger Warrant, at any time after the earlier of (i) the one year anniversary of the date of the closing of the Business Combination and (ii) the completion of the then-applicable period required by Rule 144, if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of our common stock underlying the Additional Merger Warrants.

Once the Additional Merger Warrants become exercisable, we may call such warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each registered holder of Additional Merger Warrants; and

•	if, and only if, the last reported sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrantholders. We will not redeem the warrants unless either (i) an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period or (ii) we elect to permit “cashless exercise” of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Additional Merger Warrants, each holder of Additional Merger Warrants will be entitled to exercise his, her or its Additional Merger Warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $24.00 redemption trigger price as well as the $11.50 per whole share warrant exercise price after the redemption notice is issued.

We will not redeem the Additional Merger Warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Additional Merger Warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the Additional Merger Warrants become redeemable by us, we may exercise this redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the Additional Merger Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Additional Merger Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Additional Merger Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Additional Merger Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our Additional Merger Warrants. In such event, each holder would pay the exercise price by surrendering the Additional Merger Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Additional Merger Warrants, multiplied by the difference between the exercise price of the Additional Merger Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the registered holders of the Additional Merger Warrants.

Holders of Additional Merger Warrants do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Additional Merger Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Additional Merger Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

A holder of the Additional Merger Warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Additional Merger Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to our actual knowledge, would beneficially own in excess of 9.8% of the shares of our common stock outstanding immediately after giving effect to such exercise.

Adjustments to Initial Warrants and Business Combination Warrants

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Initial Warrant and Business Combination Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the “fair market value.” For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) for this purpose “fair market value” means the volume weighted average price of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market without the right to receive such rights.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Initial Warrant and Business Combination Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the exercise price of such Initial Warrant or Business Combination Warrant immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of such Initial Warrant or Business Combination Warrant immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Initial Warrants and Business Combination Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Initial Warrants and Business Combination Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Initial Warrants and Business Combination Warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement as well as the Merger Warrants and Additional Merger Warrants provide for certain modifications to what holders of Initial Warrants, the Merger Warrants and Additional Merger Warrants, respectively, will have the right to purchase and receive upon the occurrence of certain events.

CB Warrants

In connection with the closing of a refinancing agreement, on April 12, 2019, we issued CB Agent Services LLC and certain lenders a warrant to purchase up to a maximum of 263,314 shares of our common stock at an exercise price of $7.63 per share, subject to certain adjustments (“CB Warrants”). The actual number of shares of common stock into which the CB Warrants will be exercisable at any given time will be equal to: (i) the product of (x) the number of shares equal to 2% of our issued and outstanding shares of common stock on April 12, 2019 on a fully diluted basis and (y) as of the exercise date, the percentage of the total $25.0 million multi-draw delayed draw term loan drawn by us, minus (ii) the number of shares previously issued under the CB Warrants. As of January 29, 2021, no amounts had been drawn on such term loan, therefore no portion of the CB Warrants were exercisable. The CB Warrants may be exercised for cash or on a “cashless basis,” subject to certain adjustments, at any time after April 12, 2019 until the expiration of such warrant at 5:00 p.m., New York time, on the earlier of (i) April 12, 2024, or (ii) our liquidation.

Registration Rights

We are party to an amended and restated registration rights agreement, dated July 20, 2017, as amended, whereby we agreed to register the offer and sale from time to time, separately or together, shares of our common stock issued pursuant to the Business Combination, shares of our common stock underlying the Merger Warrants and Additional Merger Warrants, shares of our common stock issued in a private placement prior to and concurrently with our initial public offering, and shares of our common stock underlying the Private Warrants and $15 Exercise Price Warrants. In addition, the CB Warrants provide the holders thereof with registration rights. The holders of these securities also have certain “piggy-back” registration rights with respect to registration statements we file, subject to certain limitations.

We will bear the expenses incurred in connection with the filing of any such registration statements.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

The provisions of our Certificate of Incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Our Certificate of Incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Board of Directors vacancies. Our Certificate of Incorporation authorizes our Board of Directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board of Directors is permitted to be set only by a resolution adopted by a majority vote of our Board of Directors, provided that in the event the outstanding shares of our stock are owned by fewer than three stockholders, the number of directors may be a number not less than the number of stockholders. These provisions prevent a stockholder from increasing the size of our Board of Directors and then gaining control of our Board of Directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board of Directors but promotes continuity of management.
•	Classified board. Our Certificate of Incorporation provides that our Board of Directors is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
•	Stockholder action; special meetings of stockholders. Our Certificate of Incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws provide that special meetings of our stockholders may be called only by the chairperson of our Board of Directors, our Chief Executive Officer or our Board of Directors pursuant to a resolution of a majority of our Board of Directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•	Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•	Directors removed only for cause. Our Certificate of Incorporation provides that stockholders may remove directors only for cause, which may delay the ability of our stockholders to remove directors from our Board of Directors.
•	Issuance of undesignated preferred stock. Subject to the repurchase of all of our previously issued shares of Class A Preferred Stock, our Board of Directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.
•	Amendment of charter provisions. Any amendment of the above provisions in our Certificate of Incorporation requires approval by holders of at least 66.667% of our outstanding common stock.
•	No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
•	Choice of forum. Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Certificate of Incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. This provision is not intended to apply to claims arising under the Securities Act and the Exchange Act. To the extent the provision could be construed to apply to such claims, there is uncertainty as to whether a court would enforce the provision in such respect, and our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Sell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the closing of the Business Combination, we ceased to be a shell company.

Transfer Agent and Warrant Agent

The transfer agent for the shares of our common stock and warrants is Continental Stock Transfer & Trust Company.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Lake Street Capital Markets, LLC (“Lake Street”) is acting as sole book-runner of this offering and will serve as the representative of the underwriters. The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite their names below. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriters	Number of Shares
Lake Street Capital Markets, LLC	1,783,500

The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $12.00 per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price, less a concession of not more than $0.432 per share. After the offering, these figures may be changed by the underwriters.

The securities sold in this offering are expected to be ready for delivery on or about February 12, 2021, against payment in immediately available funds. The underwriters may reject all or part of any order.

We have granted to the underwriters an option to purchase up to an additional 267,525 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the securities for which they exercise the option.

The table below summarizes the underwriting discounts that we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the over-allotment option.

In addition to the underwriting discount, we have agreed to pay up to $175,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. Notwithstanding the foregoing, if this offering occurs or if the underwriting agreement is terminated by Lake Street, we will no longer be required to reimburse the fees and expenses of the underwriters.

Except as disclosed in this prospectus supplement, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by Financial Industry Regulatory Authority, Inc. (“FINRA”) to be underwriting compensation under FINRA Rule 5110. The underwriting discount the underwriters will receive was determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Underwriting discount to be paid by us	$0.72	$1,284,120	$1,476,738

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $0.6 million. This includes the fees and expenses of the underwriters that we have agreed to pay in respect to this offering. These expenses are payable by us.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

No Sales of Similar Securities

We, each of our directors and officers and certain of our stockholders have agreed not to, without the prior written consent of Lake Street for a period of 90 days after the date of this prospectus supplement: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock, or any securities convertible into, exercisable or exchangeable for or that represent the right to receive common stock; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of common stock; or (3)  publicly disclose the intention to do any of the foregoing. In addition, our officers and directors and certain of our stockholders have agreed not to make any demand for or exercise any right with respect to, the registration of any common stock or any security convertible into or exercisable or exchangeable for common stock. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by Lake Street.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our common stock for their own accounts by selling more shares of common stock than we have sold to the underwriters. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock on Nasdaq. Passive market making consists of displaying bids on Nasdaq limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of securities for sale to their online brokerage customers. An electronic prospectus is available on the Internet websites maintained any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriters is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “LMB.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Selling Restrictions

Canada. Shares of our common stock in this offering may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland. The shares of our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of our common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares of our common stock.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a beneficial owner that is a “non-U.S. holder.” For purposes of this discussion, a “non-U.S. holder” is a person or entity that, for U.S. federal income tax purposes, is:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of a jurisdiction other than the United States or any state or political subdivision thereof or the District of Columbia;
•	a trust if it (1) is not subject to the primary supervision of a court within the United States, or no United States persons have the authority to control all substantial decisions of the trust, and (2) does not have a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or
•	an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences to a non-U.S. holder of the ownership or disposition of our common stock. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, which generally consists of property held for investment.

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances or the special tax rules applicable to particular non-U.S. holders (including a non-U.S. holder who is a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes or who does not hold common stock as a capital asset within the meaning of Section 1221 of the Code) and it does not address any estate or gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, the Medicare contribution tax on net investment income pursuant to the Health Care and Education Reconciliation Act of 2010 or any tax consequences arising under the laws of any state, local or foreign jurisdiction.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding common stock, or a partner in such a partnership, you should consult your tax advisors.

This discussion is for general information only and is not tax advice. Accordingly, all prospective holders of our common stock are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of the common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

As discussed under “Dividend Policy,” we do not currently expect to pay dividends. If we do make any distributions with respect to shares of common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, the excess will be treated first as a tax-free return of capital, causing a reduction in the non-U.S. holder’s adjusted tax basis in the common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in the common stock, the excess will be treated as gain from the disposition of our common stock, subject to the tax treatment described below in “Gain on Disposition of the Common Stock.” Dividends paid to a non-U.S. holder of the common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits. Additional certification requirements apply if a non-U.S. holder holds the common stock through a foreign partnership or a foreign intermediary.

The withholding discussed above does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment). Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the non-U.S. holder were a United States person (as defined in the Code) unless an applicable income tax treaty provides otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) with respect to its effectively-connected earnings and profits attributable to such dividends and other income.

Non-U.S. holders may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an appropriate income tax treaty and the specific manner of claiming the benefits of the treaty.

Gain on Disposition of the Common Stock

Subject to the discussion of backup withholding and FATCA below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of the common stock unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);
•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•	we are or have been a U.S. real property holding corporation, as defined in the Code, and the non-U.S. holder held, directly or indirectly, more than 5% of our common stock at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period, and certain other conditions are met.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation.

Gain that is effectively connected with a U.S. trade or business will be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person, subject to an applicable treaty providing otherwise.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding with respect to payments of dividends and the proceeds from a sale or other disposition of the common stock. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies his, her or its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax.

FATCA

Pursuant to Code provisions commonly referred to as “FATCA,” the Foreign Account Tax Compliance Act, additional withholding is generally imposed at a rate of 30% on payments to certain foreign entities of dividends on U.S. common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. Such withholding may also apply to payments of proceeds of sales or other dispositions of our common stock, although under U.S. Treasury Regulations proposed in December 2018, no withholding would apply to payments of gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. Any intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury Regulations, may modify the FATCA reporting rules and withholding obligations.

Non-U.S. holders should consult their tax advisors regarding the possible implications of FATCA on their investment in the common stock.

Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, the common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Cozen O’Connor, Pittsburgh, Pennsylvania. Faegre Drinker Biddle & Reath LLP has acted as counsel for the underwriters.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2019 have been so incorporated in reliance on the report of Crowe LLP, independent registered accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.limbachinc.com, as soon as reasonably practicable after they are filed with or furnished to the SEC.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus.

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus supplement. We are incorporating by reference in this prospectus supplement the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on May 12, 2020, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on May 14, 2020, and Amendment No. 2 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on December 4, 2020;
•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;
•	Current Reports on Form 8-K filed on March 24, 2020 (with respect to Item 8.01 only), March 30, 2020, April 29, 2020, May 12, 2020, May 28, 2020, July 17, 2020, September 9, 2020, and December 11, 2020; and
•	The description of the Company’s common stock contained in the Company’s Registration Statement on Form S-1 (File No. 333-214838) filed with the SEC on November 30, 2016, as thereafter amended, and incorporated into the Company’s Registration Statement on Form 8-A (File No. 001-36541) filed on November 15, 2016, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

Limbach Holdings, Inc.

Attention: Investor Relations

1251 Waterfront Place

Suite 201

Pittsburgh, Pennsylvania 15222

(412) 359-2100

You also may access these filings on our website at www.limbachinc.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement and the accompanying prospectus).

PROSPECTUS

$75,000,000

Limbach Holdings, Inc.

Primary Offering of

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Depositary Shares

Units

Warrants

77,166 Shares of Common Stock Underlying Warrants

Secondary Offering of

154,333 Sponsor Warrants

1,875,280 Shares of

Common Stock

Offered by the Selling Stockholder

We may from time to time offer up to $75,000,000 of the securities listed above, and the selling securityholder identified in this prospectus may offer and sell up to (i) 154,333 warrants, each exercisable for one-half of one share of our common stock at an exercise price of $11.50 per full share, or Sponsor Warrants, and (ii) 1,875,280 shares of our common stock, of which 77,166 shares are issuable upon the exercise of Sponsor Warrants and 500,000 shares are issuable upon the exercise of 500,000 warrants each exercisable for one share of our common stock at an exercise price of $15.00 per share, or $15 Exercise Price Warrants in each case in one or more offerings in amounts, at prices, and on terms determined at the time of such offering or offerings. This prospectus also relates to the issuance by us of up to 77,166 shares of common stock upon the exercise of Sponsor Warrants, so long as such Sponsor Warrants are exercised by transferees who acquired those Sponsor Warrants in registered transactions following the effective date of the registration statement of which this prospectus forms a part.

This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our warrants or common stock by the selling securityholder. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash.

Each time we offer and sell securities pursuant to this prospectus, and to the extent required in connection with offers or sales of our securities by the selling stockholder, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholder may offer and sell our securities from time to time. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. WE STRONGLY RECOMMEND THAT YOU READ CAREFULLY THE RISKS WE DESCRIBE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FROM OUR FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 1 OF THIS PROSPECTUS.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LMB.” Our public warrants are quoted on the OTCQB under the symbol “LMBHW.” On June 26, 2019 the last reported sale price of our common stock on the Nasdaq Capital Market was $8.15 per share and on June 25, 2019, the last day on which our public warrants were traded, the last quoted sale price of our public warrants on the OTCQB was $0.60 per warrant.

As of June 26, 2019, the aggregate market value of our outstanding common stock held by non-affiliates was $48.8 million, based on 7,643,133 shares of outstanding common stock, of which 1,654,937 shares were held by affiliates, and a per share price of $8.15, based on the closing sale price of our common stock on June 26, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement in a public primary offering with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

You should carefully read this prospectus, any applicable prospectus supplement and the information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. Other than in connection with the issuance of shares underlying Sponsor Warrants, this prospectus may not be used to sell securities in a primary offering by us unless it is accompanied by a prospectus supplement that describes the securities being offered.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $75,000,000 and the selling securityholder may, from time to time, sell up to (i) 154,333 warrants, each exercisable for one-half of one share of our common stock at an exercise price of $11.50 per full share, or Sponsor Warrants, and (ii) 1,875,280 shares of our common stock, of which 77,166 shares are issuable upon the exercise of Sponsor Warrants and 500,000 shares are issuable upon the exercise of 500,000 warrants each exercisable for one share of our common stock at an exercise price of $15.00 per share, or $15 Exercise Price Warrants from time to time in one or more offerings as described in this prospectus. This prospectus also relates to the issuance by us of up to 77,166 shares of common stock upon the exercise of Sponsor Warrants, so long as such Sponsor Warrants are exercised by transferees who acquired those Sponsor Warrants in registered transactions following the effective date of the registration statement of which this prospectus forms a part. Each time that we offer and sell securities, we will, and each time the selling securityholder sells securities, the selling securityholder may, if required, provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholder, has authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “the Company” or “Successor” are to Limbach Holdings, Inc., a Delaware corporation, together with our consolidated subsidiaries, following the business combination we consummated on July 20, 2016, whereby we acquired all of the outstanding equity of Limbach Holdings LLC, which we refer to in this prospectus as the “Business Combination.” Any such references relating to periods prior to the Business Combination, including to “Limbach Holdings LLC” or “Limbach” refer to Limbach Holdings LLC, our accounting predecessor in the Business Combination. References to “1347 Capital” are to our company prior to completion of the Business Combination when we were a blank check company with nominal operations. In the Business Combination, we were deemed the accounting acquirer and successor of Limbach Holdings LLC. Upon the closing of the Business Combination, we changed our name to Limbach Holdings, Inc. When we refer to “you,” we mean the reader of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company’’ under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we may present as few as two years of audited financial statements and two years of related management discussion and analysis of financial condition and results of operations;

•	we are exempt from the requirement to obtain an attestation and report from our auditors on management’s assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

In this prospectus and in our prior filings incorporated by reference herein we have elected to take advantage of the reduced disclosure requirements, and in the future we may take advantage of any or all of these exemptions for so long as we remain an emerging growth company. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year during which we have total annual gross revenues of $1.0 billion or more, (ii) December 31, 2019, (iii) the date on which we have, during the previous three-year period, issued more than $1.07 billion in non-convertible debt and (iv) the date on which we are deemed to be a “large accelerated filer’’ under the Securities Exchange Act of 1934, as amended.

In addition to the relief described above, the JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have determined to take advantage of this extended transition period, which means that the financial statements included in this prospectus, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to other public companies that are not emerging growth companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contains forward-looking statements regarding the Company and represents our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus or incorporated herein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future.

In addition to the material risks discussed under the heading “Risk Factors” or incorporated by reference therein that may cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements, the following are some, but not all, of the factors that might cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements, or contribute to such differences:

•	our ability to realize projected revenue in our contract backlog;
•	cost overruns on fixed-price or similar contracts or failure to receive timely or proper payments on cost-reimbursable contracts, whether as a result of improper estimates, performance, disputes, or otherwise;
•	our ability to realize cost savings from our expected performance of contracts, whether as a result of improper estimates, performance, or otherwise;
•	increased competition;
•	our ability to retain key personnel, efficiently utilize our workforce and comply with labor regulations;
•	risks associated with labor productivity;
•	uncertain timing and funding of new contract awards, as well as project cancellations;
•	risks associated with design/build contracts;
•	risks associated with dependence on a limited number of customers;
•	changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;
•	adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, and the potential effect of such claims or litigation on our business, financial position, results of operations and cash flow;
•	risks associated with percentage of completion accounting;
•	our ability to provide surety bonds;
•	risks associated with placing significant decision making power with our subsidiaries’ management and failure to coordinate procedures and practices across our branch locations;
•	failure to keep pace with technological changes or innovation;
•	risks associated with information technology system failures, network disruptions and/or cyber security breaches;
•	lack of necessary liquidity to provide bid, performance, advance payment and retention bonds, guarantees, or letters of credit securing our obligations under our bids and contracts or to finance expenditures prior to the receipt of payment for the performance of contracts;
•	failure to implement effective disclosure controls and procedures and internal controls over financial reporting;
•	our ability to comply or remain in compliance with applicable federal, state and local laws, regulations or requirements;
•	operating risks, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;
•	adverse impacts from weather affecting our performance and timeliness of completion or deliberate and malicious acts, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;
•	lower than expected growth in our primary end markets, risks inherent in acquisitions and our ability to complete or obtain financing for acquisitions;
•	our ability to integrate and successfully operate and manage acquired businesses and the risks associated with those businesses;
•	proposed and actual revisions to U.S. tax laws, which would seek to increase income taxes payable or a downturn, disruption, or stagnation in the economy in general;
•	fluctuating revenue resulting from a number of factors, including a decline in energy prices and the cyclical nature of the individual markets in which our customers operate;
•	our ability to remain in compliance with covenants under our debt and credit agreements or service our indebtedness, including our ability to refinance our current debt obligations and incur additional indebtedness;
•	our ability to settle or negotiate unapproved change orders and claims;
•	the non-competitiveness or unavailability of, or lack of demand or loss of legal protection for, our intellectual property assets or rights; and
•	failure to remain competitive, current, in demand and profitable.

Although we believe the expectations reflected in our forward-looking statements are reasonable, in reading this prospectus and the documents incorporated into this prospectus by reference, you should consider these factors carefully in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

LIMBACH HOLDINGS, INC.

We are a commercial specialty contractor in the areas of heating, ventilation, air-conditioning, or HVAC, plumbing, electrical and building controls for the design and construction of new and renovated buildings, maintenance services, energy retrofits and equipment upgrades. Across the United States, we provide comprehensive facility services consisting of mechanical construction, full HVAC service and maintenance, energy audits and retrofits, engineering and design build services, constructability evaluation, equipment and materials selection, offsite/prefab construction, and the complete range of sustainable building solutions and practices. Our primary customers include: (i) general contractors and construction managers who serve as the prime contractors in designing and constructing commercial buildings for public, institutional (not-for-profit) and private owners; and (ii) building owners themselves, for “owner-direct” work in which we contract directly with the owners.

We are a Delaware corporation, formerly known as 1347 Capital Corp. Our principal executive offices are located at 1251 Waterfront Place, Suite 201, Pittsburgh, Pennsylvania 15222, and our telephone number at this address is (412) 359-2100. Our website is www.limbachinc.com. Information on, or accessible through, this website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in our securities involves various risks. Before making an investment in our securities, you should carefully consider the risks outlined in “Item 1A.—Risk Factors” of our most recent Annual Report on Form 10-K, as well as the information contained in this prospectus and in any prospectus supplements relating to particular offers of securities. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, operational purposes and potential acquisitions. We may also use a portion of such net proceeds to acquire or invest in businesses and products that are complementary to our own.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by the selling securityholder. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash.

SELLING SECURITYHOLDER

This prospectus also relates to the resale by 1347 Investors LLC, or 1347 Investors, from time to time of up to of (i) 1,875,280 shares of our common stock and (ii) 154,333 Sponsor Warrants. The registration statement of which this prospectus forms a part, also relates to the registration by us of up to 77,166 shares of common stock upon the exercise of the Sponsor Warrants, so long as such Sponsor Warrants are exercised by transferees who acquired those Sponsor Warrants in registered transactions following the effective date of such registration statement. All of such securities offered by the selling securityholder under this prospectus are being offered by the selling securityholder for its own account. The selling securityholder, or its transferees, donees or their respective successors, may resell, from time to time, all, some or none of the securities covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know if, when or in what amount the selling securityholder may offer its shares for sale under this prospectus.

The number of securities disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. The number of securities beneficially owned by a person includes shares of such security issuable with respect to options or similar convertible securities held by that person that are exercisable or convertible within 60 days. Percentage of ownership in the following table is based on 7,643,133 shares of our common stock outstanding as of June 26, 2019.

The table below sets forth certain information known to us, based on written representations from the selling securityholder, with respect to the beneficial ownership of our warrants and shares of common stock held by the selling securityholder as of June 26, 2019, except as described in the notes to such table. Because the selling securityholder may sell, transfer or otherwise dispose of all, some or none of our securities covered by this prospectus, we cannot determine the number of such securities that will be sold, transferred or otherwise disposed of by the selling securityholder, or the amount or percentage of our securities that will be held by the selling securityholder upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling securityholder will sell all of its securities covered by this prospectus.

	Shares of Common Stock Beneficially Owned(1)			Warrants Beneficially		Shares of Common Stock Registered		Warrants Registered	Shares of Common Stock Beneficially Owned After Sale of All Shares of Common Stock Offered	Warrants Owned After Sale of All Warrants
	Shares		Percentage	Owned		Hereby		Hereby	Hereby(2)	Offered Hereby(2)
1347 Investors LLC(3)	1,875,280	(4)	22.8%	654,333	(5)	1,875,280	(4)	154,333	—	—

(1)	Represents the number of shares being registered on behalf of the selling securityholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by the selling securityholder.
(2)	Assumes that the selling securityholder disposes of all of the securities offered by the selling securityholder by this prospectus and do not acquire beneficial ownership of any additional securities. The registration of these securities does not necessarily mean that the selling securityholder will sell all or any portion of the securities covered by this prospectus.
(3)	Represents one hundred percent of the securities held by 1347 Investors. The managers of 1347 Investors are Larry G. Swets, Jr. and D. Kyle Cerminara, and acting by unanimous consent, they exercise voting and dispositive control over the securities held by 1347 Investors. Accordingly, they may be deemed to share beneficial ownership of such securities.
(4)	Represents (i) 1,298,114 shares of common stock held directly, (ii) 500,000 shares underlying the $15 Exercise Price Warrants and (iii) 77,166 shares underlying 154,333 Sponsor Warrants. Mr. Swets and Mr. Cerminara have served as a director of the Company since July 2014 and March 2019, respectively. Mr. Swets was also the chairman of the Company’s board of directors from 2014 until the closing of the Business Combination in July 2016.
(5)	Represents (i) 500,000 $15 Exercise Price Warrants and (ii) 154,333 Sponsor Warrants.

From time to time, we may enter into agreements or arrangements with other companies, which may, directly or indirectly, have a relationship with 1347 Investors. For a further description of any such relationships, refer to the information contained in the documents incorporated by reference into this prospectus, including the information set forth under the caption “Related Person Policy and Transactions” in our Definitive Proxy Statement for our 2019 annual meeting of stockholders (filed on April 30, 2019) and our Definitive Proxy Statement for our 2018 annual meeting of stockholders (filed on April 30, 2018).

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation’’) in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 101,000,000 shares, consisting of 100,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value. As of June 26, 2019, there were 7,643,133 shares of common stock outstanding, held of record by 62 holders and 4,576,799 shares of common stock issuable upon exercise of outstanding warrants. The number of record holders does not include the Depository Trust Company, or DTC, participants or beneficial owners holding shares through nominee names. In addition, as of June 26, 2019, there were 400,000 shares of Preferred Stock designated as Class A Preferred Stock, all of which were repurchased and none of which are issued or outstanding, as described below.

Common Stock

Our Certificate of Incorporation provides that the common stock will have identical rights, powers, preferences and privileges.

Holders of our common stock are entitled to one vote for each share held on all matters to be voted on by our stockholders.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock.

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after any rights of the holders of the preferred stock have been satisfied.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock.

In connection with the Business Combination, we issued and sold to 1347 Investors 400,000 shares of Preferred Stock, each of which is designed Class A Preferred Stock pursuant to a Certificate of Designation filed by us under the Certificate of Incorporation. Each such share of Class A Preferred Stock could be converted (at the holder’s election) into 2.0 shares of our common stock (as may be adjusted for any stock splits, reverse stock splits or similar transactions), representing a conversion price of $12.50 per share of our common stock; provided, that such conversion is in compliance with stock exchange listing requirements. On July 14, 2017, we repurchased an aggregate of 120,000 shares of the Class A Preferred Stock from 1347 Investors for an aggregate sum of approximately $4.1 million in cash. For a period of six months after such repurchase, we had the right to repurchase from 1347 Investors, in one or more transactions, all or a portion of the remaining 280,000 shares of Class A Preferred Stock owned by 1347 Investors for a purchase price equal to 130% of the liquidation value per share plus 130% of any and all accrued but unpaid dividends thereon as of the date of closing of the purchase of such shares. On January 12, 2018, we exercised our repurchase right with respect to the remaining 280,000 shares of Class A Preferred Stock for an aggregate purchase price of $10.0 million, including a $2.2 million premium and accrued but unpaid dividends of $0.9 million. Accordingly, there are no outstanding shares of Class A Preferred Stock.

With respect to additional authorized shares of preferred stock under our Certificate of Incorporation, our board of directors may, from time to time, authorize the issuance of one or more additional classes or series of preferred stock by adopting resolutions that establish the number of shares being authorized and describing the designations, powers, preferences and rights, qualifications, limitations or restrictions on shares of that preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences.

The terms of our outstanding senior indebtedness may restrict preferred stock that by its terms (or by the terms of any other security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the senior indebtedness), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for other indebtedness or any other security that would be subject to clauses (a) through (c). We will seek the consent of the holders of any such senior indebtedness prior to issuing any preferred stock under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing a change in control without further action by holders of the preferred stock.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

The provisions of our Certificate of Incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Our Certificate of Incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Board of Directors vacancies. Our Certificate of Incorporation authorizes our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our board of directors, provided that in the event the outstanding shares of our stock are owned by fewer than three stockholders, the number of directors may be a number not less than the number of stockholders. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•	Classified board. Our Certificate of Incorporation provides that our board is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•	Stockholder action; special meetings of stockholders. Our Certificate of Incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our Chief Executive Officer or our board of directors pursuant to a resolution of a majority of our board of directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•	Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•	Directors removed only for cause. Our Certificate of Incorporation provides that stockholders may remove directors only for cause.

•	Issuance of undesignated preferred stock. Subject to the repurchase of all of our previously issued shares of Class A Preferred Stock, our board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

•	Amendment of charter provisions. Any amendment of the above provisions in our Certificate of Incorporation requires approval by holders of at least 66.667% of our outstanding common stock.

•	No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

•	Choice of forum. Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Certificate of Incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. This provision is not intended to apply to claims arising under the Securities Act and the Exchange Act. To the extent the provision could be construed to apply to such claims, there is uncertainty as to whether a court would enforce the provision in such respect, and our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “LMB.”

Transfer Agent and Registrar

The transfer agent for the shares of the Company’s common stock and warrants is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests, which are called depository shares, in shares of our common stock or of particular series of preferred stock. If we did that, we would deposit the common or preferred stock which is the subject of depositary shares with a depositary, which would hold that common or preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares would be entitled to all the rights and preferences of the common or preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that common or preferred stock.

While the deposit agreement relating to common stock or a particular series of preferred stock may have provisions applicable solely to common stock or that series of preferred stock, all deposit agreements relating to common or preferred stock we issue would include the following provisions:

Dividends and Other Distributions.  Each time we pay a cash dividend or make any other type of cash distribution with regard to the common stock or to the preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that common stock or to that series of preferred stock, an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Common or Preferred Stock.  A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of the applicable common stock or series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares.  Whenever we redeem shares of a series of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares relating, in total, to the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting.  Any time we send a notice of meeting or other materials relating to a meeting to the holders of common stock or a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the common or preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidating Distributions.  Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of common stock or of the series of preferred stock which is represented by the depositary share.

Conversion.  If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares of the series of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement.  We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of common stock or the series of preferred stock to which they relate, will have to be approved by holders of at least two-thirds of the applicable depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the common or preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the shares of common or preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been withdrawn, redeemed or converted, or
•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous.  There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the common or preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $75,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $75,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The debt securities, if and when issued, will be direct, unsecured obligations of our company and may be either senior debt securities or subordinated debt securities. We may issue debt securities in one or more issuances or series. An indenture, or a supplemental indenture, will set forth specific terms of each issue or series of debt securities. There will be prospectus supplements relating to particular issues or series of debt securities. Each prospectus supplement will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;
•	the total principal amount of the debt securities we are offering by that prospectus supplement;
•	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;
•	the currency in which principal and interest, and any premium, will be payable;
•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;
•	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;
•	the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions;
•	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;
•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;
•	any special or modified events of default or covenants with respect to the debt securities; and
•	any other material terms of the debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;
•	events requiring adjustment to the conversion or exchange price;
•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and
•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of a Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Asset

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default and Remedies

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;
•	we fail to pay any interest within 30 days after it becomes due;
•	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
•	all lawful interest on overdue interest and overdue principal has been paid; and
•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;
•	the trustee fails to institute a proceeding within 60 days after such request; and
•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification of an Indenture

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;
•	to provide for certificated debt securities in addition to uncertificated debt securities;
•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and
•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;
•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;
•	reduce the principal of or change the stated maturity of the debt securities;
•	make any debt security payable in money other than that stated in the debt security;
•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;
•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;
•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or
•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”);
•	to register the transfer or exchange of such debt securities;
•	to replace temporary or mutilated, destroyed, lost or stolen debt securities;
•	to compensate and indemnify the trustee;
•	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or
•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or
•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities or units. Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. In the event that we issue warrants, we will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

•	the securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, depositary shares, debt securities or units consisting of two or more of those types of securities);
•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);
•	the period during which the warrants may be exercised;
•	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;
•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and
•	any other material terms of the warrants.

As of June 26, 2019, we had outstanding warrants exercisable for 4,576,799 shares of common stock, consisting of:

•	4,600,000 warrants issued as part of units in its initial public offering, each of which is exercisable for one-half of one share of common stock at an exercise price of $11.50 per whole share (“Public Warrants”);
•	198,000 warrants, each exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share) (including the Sponsor Warrants, the “Aggregate Sponsor Warrants”);
•	600,000 warrants, each exercisable for one share of common stock at an exercise price of $15.00 per share (including the $15 Exercise Price Warrants, the “Aggregate $15 Exercise Price Warrants”);
•	631,119 warrants, each exercisable for one share of common stock at an exercise price of $12.50 per share (“Merger Warrants”); and
•	946,680 warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share (“Additional Merger Warrants”).

The Public Warrants, Aggregate Sponsor Warrants and Aggregate $15 Exercise Price Warrants were issued under a warrant agreement dated July 15, 2014, between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Merger Warrants and Additional Merger Warrants were issued to the sellers of Limbach Facility Services LLC and Limbach Holdings LLC. On January 8, 2018, we issued 10,627 shares of common stock in connection with the cashless exercise of 49,604 Additional Merger Warrants and 33,069 Merger Warrants.

In addition, as of June 26, 2019, 263,314 warrants issued and outstanding, each potentially exercisable for one share of common stock, at an exercise price of $7.63 per share, subject to certain adjustments (“CB Warrants”). The actual number of shares of common stock into which the CB Warrants will be exercisable at any given time will be equal to: (i) the product of (x) the number of shares equal to 2% of our issued and outstanding shares of common stock on April 12, 2019 on a fully diluted basis and (y) as of the exercise date, the percentage of the total $25.0 million multi-draw delayed draw term loan drawn by us, minus (ii) the number of shares previously issued under the CB Warrants. As of June 26, 2019, no amounts had been drawn on the 2019 Delayed Draw Term Loan, therefore no portion of the CB Warrants were exercisable. The CB Warrants may be exercised for cash or on a “cashless basis,” subject to certain adjustments, at any time after April 12, 2019 until the expiration of such warrant at 5:00 p.m., New York time, on the earlier of (i) April 12, 2024, or (ii) our liquidation.

On July 21, 2014, a total of 300,000 Unit Purchase Options (“UPOs”) were issued by 1347 Capital to a representative of the underwriter and its designees. In December 2016, we issued 121,173 shares of common stock in connection with the cashless exercise of 282,900 of these UPOs. At June 26, 2019, a total of 17,100 UPOs were outstanding and will be exercisable, either for cash or on a cashless basis, through July 21, 2019. Each UPO consists of one share of common stock, one right to purchase one-tenth of one share of common stock and one warrant to purchase one-half of one share of common stock at an exercise price of $11.50 per full share.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will:

•	state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;
•	state whether we will apply to have the units traded on a securities exchange or securities quotation system; and
•	describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

On July 21, 2014, a total of 300,000 Unit Purchase Options (“UPOs”) were issued by 1347 Capital to a representative of the underwriter and its designees. In December 2016, we issued 121,173 shares of common stock in connection with the cashless exercise of 282,900 of these UPOs. At June 26, 2019, a total of 17,100 UPOs were outstanding and will be exercisable, either for cash or on a cashless basis, through July 21, 2019. Each UPO consists of one share of common stock, one right to purchase one-tenth of one share of common stock and one warrant to purchase one-half of one share of common stock at an exercise price of $11.50 per full share.

PLAN OF DISTRIBUTION

We or the selling securityholder may sell the securities offered through this prospectus and applicable prospectus supplements: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) through a combination of any these methods or (v) any other method permitted by applicable law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	any over-allotment options under which underwriters may purchase additional securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in a prospectus supplement are underwriters of the securities offered by such prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or the selling securityholder. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we or the selling securityholder will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

The maximum compensation or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% for the sale of any securities being registered hereunder pursuant to Rule 415 of the Securities Act.

Direct Sales and Sales Through Agents

We or the selling securityholder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling securityholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in a prospectus supplement.

Delayed Delivery Contracts

If an applicable prospectus supplement indicates, we or the selling securityholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we or the selling securityholder use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves the sale in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us or the selling securityholder, to indemnification by us or the selling securityholder against certain liabilities, including liabilities under the Securities Act. Our or the selling securityholder’s agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or the selling securityholder, in the ordinary course of business.

Other Sales by the Selling Securityholder

The selling securityholder and any of its permitted transferees may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices. The selling securityholder may use any one or more of the following methods when selling the shares offered by this prospectus: on Nasdaq, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded; to or through underwriters or broker-dealers; ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker-dealer as principal and resale by the broker-dealer for its account; an exchange distribution in accordance with the rules of the applicable exchange; privately negotiated transactions; underwriters or broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share; a combination of any such methods of sale; and any other method permitted pursuant to applicable law.

In addition, the selling securityholder may elect to make a pro rata in-kind distribution of securities to its members, partners or equity holders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or equity holders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with these sales, the selling securityholder may enter into hedging transactions with underwriters, broker-dealers or other financial institutions that in turn may engage in short sales of shares of our common stock in the course of hedging the positions they assume.

With respect to a particular offering of the shares of common stock held by the selling securityholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this prospectus is part, will be prepared and will set forth the following information: the specific shares of common stock to be offered and sold; the names of the selling securityholder; the respective purchase prices and public offering prices and other material terms of the offering; through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; settlement of short sales entered into after the date of this prospectus; through the distribution of common stock by any selling securityholder to its partners, members or stockholders; the names of any participating agents, broker-dealers or underwriters; and any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholder.

Broker-dealers engaged by the selling securityholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholder and any broker-dealer or agent regarding the sale of the shares by the selling securityholder. Upon our notification by a selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

The selling securityholder may also sell shares of our common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholder have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

In connection with the sale of the common stock or interests therein, we or selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholder may also sell shares of the common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholder may from time to time pledge or grant a security interest in some or all of their shares of common stock to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a selling securityholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the shares of common stock pledged or secured thereby pursuant to this prospectus. The selling securityholder and any other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling securityholder or any other person, which limitations may affect the marketability of the shares of common stock.

The selling securityholder also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

We have advised the selling securityholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling securityholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholder may indemnify any broker-dealer that participates in transactions involving the sale of shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Cozen O’Connor, Pittsburgh, Pennsylvania, or other counsel selected by the Company with regard to a particular offering, who will be named in the prospectus supplement relating to that offering, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of Crowe LLP, independent registered accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.limbachinc.com, as soon as reasonably practicable after they are filed with or furnished to the SEC.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus. We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

(1)	Annual Report on Form 10-K for the year ended December 31, 2018, filed on April 15, 2019 (File No. 001-36541);

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 15, 2019 (File No. 001-36541);

(3)	Current Reports on Form 8-K filed on March 19, 2019 (File No. 001-36541) and May 31, 2019 (File No. 001-36541); and

(4)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1 (File No. 333-214838) filed with the SEC on November 30, 2016, as thereafter amended, and incorporated into the Company’s Registration Statement on Form 8-A (File No. 001-36541) filed on November 15, 2016, including any amendment or report filed for the purpose of updating such description.

Whenever after the date of filing the registration statement of which this prospectus is a part, and until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus from the time they are filed. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Nothing in this prospectus will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

Limbach Holdings, Inc.

Attention: Investor Relations

1251 Waterfront Place

Suite 201

Pittsburgh, Pennsylvania 15222

(412) 359-2100

$75,000,000

Limbach Holdings, Inc.

Primary Offering of

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Depositary Shares

Units

Warrants

77,166 Shares of Common Stock Underlying Warrants

Secondary Offering of

154,333 Sponsor Warrants

1,875,280 Shares of Common Stock

Offered by the Selling Securityholder

PROSPECTUS